Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS
OF RIGHTS AND PREFERENCES OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
ESPORTS ENTERTAINMENT GROUP, INC.

Under Section 78.1955 of the Nevada Revised Statues

I, Alex Igelman, hereby certify that I am the Chief Executive Officer of Esports Entertainment Group, Inc. (the “Company”), a corporation organized and existing under the Chapter 78 of the Nevada Revised Statues (the “NRS”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Section 78.1955 of the NRS, the Board on April 19, 2023 adopted a resolution determining it desirable and in the best interests of the Company and its shareholders for the Company to create a series of fifteen thousand, two hundred and thirty (15,230) shares of preferred stock designated as “Series C Convertible Preferred Stock”, none of which shares had been issued, to be issued in compliance with the exemption provided by Section 3(a)(9) of the 1933 Act (as defined below) in exchange for $15,230,023.75 of the New Exchange Notes (as defined in the Exchange Agreement (as defined below)) originally issued pursuant to the Securities Purchase Agreement (as defined in the Exchange Agreement), in accordance with the terms of the Exchange Agreement:

WHEREAS, pursuant to the authority vested in the Board this Company, in accordance with the provisions of the Articles of Incorporation, a series of preferred stock, par value $0.001 per share, of the Company was created pursuant to a certificate of designations;

WHEREAS the Company created and established a series of preferred stock of the Company designated as “Series C Convertible Preferred Stock” (the “Series C Convertible Preferred Stock”). The authorized number of shares of Series C Convertible Preferred Stock (the “Preferred Shares”) was twenty thousand (20,000) shares. Each Preferred Share has a par value of $0.001 per share.

RESOLVED, that pursuant to the authority vested in the Board, this Company, in accordance with the provisions of the Articles of Incorporation, seek to amend the terms of the series of preferred stock, par value $0.001 per share, of the Company previously created, pursuant to this certificate of designations (as amended and restated, this “Certificate of Designations”), and deem it advisable and in the best interests of the Company and its stockholders, that the designation and number of shares established pursuant hereto and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created the Series C Convertible Preferred Stock as of the date hereof the (the “Initial Issuance Date”). The authorized number of Preferred Shares shall be twenty thousand (20,000) shares. As of the date hereof, the number of Preferred Shares outstanding were 1,775 with a value of $3,549,177. Capitalized terms not defined herein shall have the meaning as set forth in Section 31 below.

2. Ranking. Except to the extent that the Required Holder (as defined below) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 16, all shares of capital stock of the Company (other than Series A Preferred Stock (as defined below)) shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holder, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock, in each case that is prior to the complete redemption of the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistently therewith. For the avoidance of doubt, the Series A Preferred Stock of the Company (as issued pursuant to the certificate of designations as in effect as of the date hereof) shall be Parity Stock hereunder.

3. Dividends.

(a) From and after the earlier to occur of (a) March 6, 2026 (the “Maturity Date”) or (b) the date of occurrence of a Triggering Event (collectively, the “Initial Dividend Date”), a holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”), which Dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall increase the Stated Value of the Preferred Shares on each Dividend Date (each, a “Capitalized Dividend”).

(b) Prior to the capitalization of Dividends on a Dividend Date, Dividends on the Preferred Shares shall accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with Section 4(c)(i) or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event). From and after the occurrence and during the continuance of any Triggering Event, Dividends on the Preferred Shares shall accrue and be payable as described in the foregoing sentence. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Dividends as calculated and unpaid at such rate during the continuance of such Triggering Event shall continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of such cure of such Triggering Event.

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4. Conversion. At any time after the Initial Issuance Date, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) (the “Conversion Shares”), on the terms and conditions set forth in this Section 4. The shares of Series C Convertible Preferred Stock converted into Conversion Shares or redeemed by the Company pursuant to this Certificate of Designations shall, upon such conversion or redemption, as applicable, be automatically redeemed, retired and restored to the status of authorized but unissued shares of undesignated “blank check” preferred stock. Notwithstanding anything to the contrary herein or otherwise, and for the avoidance of doubt, any shares of Series C Convertible Preferred Stock that have been converted or redeemed pursuant to the terms of this Certificate of Designations shall not be deemed to be outstanding for the purpose of voting or determining the number of votes entitled to vote on any matter submitted to holders of the Series C Convertible Preferred Stock from and after the time of their conversion or redemption, as applicable.

(a) Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable Conversion Shares in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Company’s transfer agent (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares.

(b) Conversion Rate. The number of Conversion Shares issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

(i) “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon with respect to such Stated Value and Additional Amount as of such date of determination plus (3) any other amounts owed to such Holder pursuant to this Certificate of Designations or any Exchange Agreement.

(ii) “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination and subject to Section 9 below, $2.2997 per share (as of the date hereof), subject to adjustment as provided herein.

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(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Optional Conversion. To convert a Preferred Share into Conversion Shares on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within two (2) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, (x) if the applicable Alternate Conversion Price is less than the “alternate conversion price” specified on such Conversion Notice, the Holder may deliver an updated Conversion Notice to the Company correcting the Alternate Conversion Price (and aggregate number of Conversion Shares to be issued) as specified in such Conversion Notice and, if applicable, adjusting the aggregate number of Preferred Shares (provided, that if such updated Conversion Notice is not delivered to the Company on or prior to 10:00 a.m., New York time on the Trading Day immediately following the applicable Conversion Date, the applicable Share Delivery Deadline shall be extended by one (1) Trading Day) and (y) the Company shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein (or, to the extent such Preferred Shares are held through DTC, to accept such applicable conversion through the DTC system in accordance therewith or processed with the Transfer Agent through DTC’s deposit/withdraw at custodian system). On or before the later of (x) second (2nd) Trading Day following each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Conversion Shares issuable pursuant to such Conversion Notice) and (y) solely to the extent such Preferred Shares are held through DTC, the first (1st) Trading Day following such date the Holder (or its broker) shall have submitted such applicable conversions on such applicable Trading Day through DTC (it being understood that the aggregate number of Preferred Shares converted on any Conversion Date may be aggregated by the broker of the Holder in one or more separate conversion submissions to DTC or processed with the Transfer Agent through DTC’s deposit/withdrawal at custodian system) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in FAST, credit such aggregate number of Conversion Shares to which such Holder shall be entitled pursuant to such conversion to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and mail to such Holder (or its designee) by overnight courier service a new Preferred Share Certificate or a new Book-Entry (in either case, in accordance with Section 18(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date. Notwithstanding the foregoing, if a Holder delivers a Conversion Notice to the Company prior to the date of issuance of Preferred Shares to such Holder, whereby such Holder elects to convert such Preferred Shares pursuant to such Conversion Notice, the Share Delivery Deadline with respect to any such Conversion Notice shall be the later of (x) the date of issuance of such Preferred Shares and (y) the second (2nd) Trading Day after the date of such Conversion Notice.

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(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to such Holder (or its designee) a certificate for the number of Conversion Shares to which such Holder is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit such Holder’s or its designee’s balance account with DTC for such number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Company shall pay in cash to such Holder on each day after the Share Delivery Deadline that the issuance of such Conversion Shares is not timely effected an amount equal to 1% of the product of (A) the sum of the number of Conversion Shares not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Preferred Shares that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in the FAST, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of Conversion Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Conversion Shares) or credit to the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such Conversion Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such Conversion Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (each, a “Buy-In Payment Amount”). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of the Preferred Shares as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Conversion Failure, this Section 4(c)(ii) shall not apply to a Holder to the extent the Company has already paid such amounts in full to such Holder with respect to such Conversion Failure pursuant to the analogous sections of any other agreement with such Holder.

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(iii) Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

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ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of Conversion Shares not in dispute and resolve such dispute in accordance with Section 23. If a Conversion Notice delivered to the Company would result in a breach of Section 4(d) below, and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 4(d) below (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

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(d) Limitation on Beneficial Ownership. The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Preferred Shares) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent exercise and/or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares. If after the Company’s receipt of a Conversion Notice from a Holder, the Company or such Holder determines, in good faith, that the issuance of shares of Common Stock to such Holder in accordance therewith would result in the Holder (together with the other Attribution Parties) exceeding the Maximum Percentage (such excess number of shares of Common Stock, the “Blocked Shares”), such party shall notify the other party and any Blocked Shares shall be held in abeyance until such time as the delivery of such Blocked Shares would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, as evidenced by a written notice by such Holder to the Company (which can be an e-mail), at which time or times such Holder shall be issued such portion of the Blocked Shares as set forth in such notice.

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(e) Right of Alternate Conversion.

(i) Alternate Optional Conversion. Subject to Section 4(d), at any time, at the option of any Holder, such Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any number, of Preferred Shares into shares of Common Stock (such aggregate Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e)(i), the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price (each, an “Alternate Optional Conversion”).

(ii) Alternate Conversion Upon a Triggering Event. Subject to Section 4(d), at any time after the earlier of a Holder’s receipt of a Triggering Event Notice (as defined below) and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Conversion Right Period”) on the tenth (10th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the reasonable opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each a “Triggering Event Conversion Date” and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e)(ii), the “Triggering Event Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price (each, a “Triggering Event Conversion”, and together with each Alternate Optional Conversion, each an “Alternate Conversion”).

(iii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount of Preferred Shares pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of shares of Common Stock issuable upon conversion of any Conversion Amount of Preferred Shares in a Triggering Event Conversion, with “Required Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount of Preferred Shares to such Holder, such Preferred Shares may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).

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(iv) Standstill: Notwithstanding anything to the contrary herein, Holder agrees that it will not effect conversions pursuant to Section 4(e)(i) during the period commencing March 6, 2024 and ending September 6, 2024 (the “Standstill Period”) and after the expiration of the Standstill Period the Holder agrees that it shall not effect conversions pursuant to 4€(i) in excess of $150,000 of Stated Value during any 30 consecutive calendar day period, in either case, unless such limitations are waived by the Company. For the avoidance of doubt, the standstill and limitation do not apply to conversions pursuant to any other section of this Certificate of Designations other than Section 4(e)(i) and the Holder’s agreements under this Section 4(e)(iv) shall be terminated in the event Company breaches, in any material respect, any representation or warranty or any covenant or other term or condition of any Exchange Document or any Note Document, as such term is defined in the Note Purchase Agreement between Holder and Company dated March 6, 2024. The Standstill Period may be extended by an additional three months, upon mutual agreement of Company and Holder, in the event that prior to the expiration of the Standstill Period, the Company closes, in a single transaction an offering of its Common Stock resulting in proceeds to the Company of at least $1,000,000, with immediately available cash having been received by proposed to the Company.

5. Triggering Events.

(a) General. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses 5(a)(x), 5(a)(xi), and 5(a)(xii), shall constitute a “Bankruptcy Triggering Event”:

(i) After March 31, 2024, the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of three (3) consecutive Trading Days;

(ii) the Company’s failure (A) to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Preferred Shares, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(d) hereof;

(iii) , the Board fails to declare any Dividend to be paid commencing on the Initial Dividend Date and on the applicable Dividend Date thereafter in accordance with Section 3;

(iv) the Company’s failure to pay to any Holder any Dividend on any Dividend Date commencing on the Initial Dividend Date (whether or not declared by the Board) or any other amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Exchange Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay Dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least two (2) Trading Days;

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(v) other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary is currently in breach or in the future breaches, in any material respect any representation or warranty or any covenant or other term or condition of this Certificate of Designations, the Note, the Note Purchase Agreement (each dated as of March 6, 2024) or any document covering the transaction herein, except, in the case of a breach of a covenant or other term or condition that is curable;

(vi) after March 31, 2024, the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) and any such failure remains uncured for at least two (2) consecutive Trading Days;

(vii) after June 15, 2024, except to the extent the Company is in compliance with Section 11(b) below, at any time following the fifth (5th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(viii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the applicable Holder upon conversion or exercise (as the case may be) of any Securities held by such Holder as and when required by such Securities, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(ix) the occurrence of (1) any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of indebtedness for borrowed money of the Company or any of its Subsidiaries, excluding any indebtedness for borrowed money in which no cash payment is required at such time pursuant to a forbearance agreement in full force and effect or any applicable grace period under the terms of such indebtedness for borrowed money; or (2) the occurrence of a Default (as defined therein) under the Company’s Senior Secured Notes due 2026 that impacts the Series C Convertible Preferred Stock or Series D Convertible Preferred Stock;

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(x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party (other than Argyll Entertainment), shall not be dismissed within thirty (30) days of their initiation;

(xi) the commencement by the Company or any Subsidiary (other than Esports Services (Malta) Limited) of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

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(xiv) the commencement by the Company or any Subsidiary or any of their officers or directors of a case or proceeding in any federal, state or foreign jurisdiction or arbitration or similar proceeding against Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, its investment manager and their directors, officers, shareholders, members, partners, employees, affiliates and agents and each person who controls Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, its investment manager and their directors, officers, shareholders, agents, members, partners or employees, whether related to this Certificate of Designation, the Note, any Note Document or otherwise, including, without limitation, an action related to any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), whether currently known or unknown; or

(xv) a knowingly false or inaccurate certification by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, a “Triggering Event Redemption Right Period”) on the fifteenth (15th) Trading Day after the later of (x) the later of (1) the date such Triggering Event is cured and (2) the date the Company delivers written notice to the Holders of the cure of such Triggering Event and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of the Preferred Shares such Holder is electing to redeem. Each of the Preferred Shares subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price equal to the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 7. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designations. In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Triggering Event Redemption Notice including Section 4(e). In the event of the Company’s redemption of any of the Preferred Shares under this Section 5(b), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved.

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(c) Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, the Company shall immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price equal to the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (X) the Conversion Rate (calculated using the lowest Alternate Conversion Price during the period commencing on the 20th Trading Day immediately preceding such public announcement and ending on the date the Company makes the entire redemption payment pursuant to this Section 5(c)) with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(c), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event or any right to conversion (or Alternate Conversion), as applicable.

6. Rights Upon Fundamental Transactions.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holder and approved by the Required Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value, and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and satisfactory to the Required Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 8 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares. Notwithstanding the foregoing, immediately following the time of consummation in full of a Fundamental Transaction by a Subsidiary of the Company, if (A) this Certificate of Designations remains in full force and effect and the Preferred Shares remain as equity of the Company, (B) the Company remains a publicly traded corporation with Common Stock quoted on or listed for trading on an Eligible Market and (C) no Change of Control has occurred (or is reasonably expected to occur) in connection therewith, no assumption of this Certificate of Designations shall be required by such Subsidiary of the Company.

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(b) Notice of a Change of Control; Change of Control Election Notice No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, such Holder may require, by delivering written notice thereof (“Change of Control Election Notice”) to the Company (which Change of Control Election Notice shall indicate the number of Preferred Shares subject to such election), to have the Company exchange such Holder’s Preferred Shares designated in such Change of Control Election Notice for consideration equal to the Change of Control Election Price (as defined below), to be satisfied at the Company’s election (such election to pay in cash or by delivery of the Rights (as defined below), a “Consideration Election”), in either (I) rights (with a beneficial ownership limitation in the form of Section 4(d) hereof, mutatis mutandis) (collectively, the “Rights”), convertible in whole, or in part, at any time, without the requirement to pay any additional consideration, at the option of the Holder, into such Corporate Event Consideration (as defined below) applicable to such Change of Control equal in value to the Change of Control Election Price (as determined with the fair market value of the aggregate number of Successor Shares (as defined below) issuable upon conversion of the Rights to be determined in increments of 10% (or such greater percentage as the applicable Holder may notify the Company from time to time) of the portion of the Change of Control Election Price attributable to such Successor Shares (the “Successor Share Value Increment”), with the aggregate number of Successor Shares issuable upon exercise of the Rights with respect to the first Successor Share Value Increment determined based on 70% of the Closing Bid Price of the Successor Shares on the date the Rights are issued and on each of the nine (9) subsequent Trading Days, in each case, the aggregate number of additional Successor Shares issuable upon exercise of the Rights shall be determined based upon a Successor Share Value Increment at 70% of the Closing Bid Price of the Successor Shares in effect for such corresponding Trading Day (such ten (10) Trading Day period commencing on, and including, the date the Rights are issued, the “Rights Measuring Period”)), or (II) in cash; provided, that the Company shall not consummate a Change of Control if the Corporate Event Consideration includes capital stock or other equity interest (the “Successor Shares”) either in an entity that is not listed on an Eligible Market or an entity in which the daily share volume for the applicable Successor Shares for each of the twenty (20) Trading Days prior to the date of consummation of such Change of Control is less than the aggregate number of Successor Shares issuable to all Holders upon conversion in full of the applicable Rights (without regard to any limitations on conversion therein, assuming the exercise in full of the Rights on the date of issuance of the Rights and assuming the Closing Bid Price of the Successor Shares for each Trading Day in the Rights Measuring Period is the Closing Bid Price on the Trading Day ended immediately prior to the time of consummation of the Change of Control). The Company shall give each Holder written notice of each Consideration Election at least twenty (20) Trading Days prior to the time of consummation of such Change of Control. Payment of such amounts or delivery of the Rights, as applicable, shall be made by the Company (or at the Company’s direction) to each Holder on the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control (or, with respect to any Right, if applicable, such later time that holders of shares of Common Stock are initially entitled to receive Corporate Event Consideration with respect to the shares of Common Stock of such holder). Any Corporate Event Consideration included in the Rights, if any, pursuant to this Section 6(b) is pari passu with the Corporate Event Consideration to be paid to holders of shares of Common Stock and the Company shall not permit a payment of any Corporate Event Consideration to the holders of shares of Common Stock without on or prior to such time delivering the Right to the Holders in accordance herewith. Cash payments, if any, required by this Section 6(b) shall have priority to payments to all other shareholders of the Company in connection with such Change of Control. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Election Price is paid in full to the applicable Holder in cash or Corporate Event Consideration in accordance herewith, the Preferred Shares submitted by such Holder for exchange or payment, as applicable, under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 6(a). In the event of the Company’s repayment or exchange, as applicable, of any of the Preferred Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any Required Premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable redemption price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document.

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7. Redemptions.

(a) Company Optional Redemption. At any time after the date hereof, but solely if (x) the Company is not in possession of material non-public information that during the period commencing on the Company Optional Redemption Notice Date (as defined below) and ending on the Company Optional Redemption Date (as defined below) (such time period the “Company Optional Redemption Notice Period”) has (a) not been publicly disclosed on the Commission’s EDGAR reporting system, and (b) would reasonably be expected to have a material effect on the price of the Common Stock if disclosed, (y) the Company is not aware of a pending, proposed or intended Fundamental Transaction that during the Company Optional Redemption Notice Period has not been publicly disclosed on the SEC’s EDGAR reporting system, and (z) no Conversion Failure or a Triggering Event pursuant to Section 5(a)(iv) exists during the Company Optional Redemption Notice Period, the Company shall have the right to redeem all, but not less than all, of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 7(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the greater of (i) the Conversion Amount of the Preferred Shares being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate of an Alternate Conversion of the Preferred Shares being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 7(a). The Company may exercise its right to require redemption under this Section 7(a) by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ninety (90) Trading Days nor more than one hundred (100) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Preferred Shares which is being redeemed in such Company Optional Redemption from such Holder and all of the other Holders of the Preferred Shares pursuant to this Section 7(a) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such Holder waives the Equity Conditions Failure, the Company Optional Redemption with respect to such Holder shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 4. All Conversion Amounts converted by a Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Preferred Shares of such Holder required to be redeemed on the Company Optional Redemption Date. In the event of the Company’s redemption of any of the Preferred Shares under this Section 7(a), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 7(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Triggering Event has occurred and continuing, but any Triggering Event shall have no effect upon any Holder’s right to convert Preferred Shares in its discretion.

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(b) Subsequent Placement Optional Redemption. At any time from and after the earlier of (x) the date any Holder becomes aware of the occurrence of a Subsequent Placement (as defined below) (each, a “Holder Notice Date”) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities), in each case, other than solely with respect to the first $10 million raised after the date hereof (including, for the avoidance of doubt, money raised from Holder or its Affiliates), each Holder shall have the right, in its sole discretion, to require that the Company redeem (unless waived in writing by such applicable Holder) (each an “Subsequent Placement Optional Redemption”) all, or any number, of the Preferred Shares of such Holder (the “Eligible Subsequent Placement Optional Redemption Available Shares”) with an aggregate Conversion Amount not in excess of such Holder’s Holder Pro Rata Amount of 25% of the gross proceeds of such Eligible Subsequent Placement (the “Eligible Subsequent Placement Optional Redemption Amount”) by delivering written notice thereof (each, an “Subsequent Placement Optional Redemption Notice”) to the Company. Notwithstanding the foregoing, if a Holder is participating in an Eligible Subsequent Placement, upon the written request of such Holder, the Company shall exchange all, or any number, of the Eligible Subsequent Placement Optional Redemption Available Shares, as set forth in such written request, into the securities to be purchased by such Holder in such Eligible Subsequent Placement at an exchange rate valuing such applicable Eligible Subsequent Placement Optional Redemption Available Shares at the Subsequent Placement Optional Redemption Price (as defined below) that would otherwise be payable to such Holder in such Subsequent Placement Optional Redemption for such Eligible Subsequent Placement Optional Redemption Available Shares, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by such Holder in such Eligible Subsequent Placement. Each Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable number, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the aggregate number of Eligible Subsequent Placement Optional Redemption Available Shares such Holder is electing to have redeemed (each, a “Subsequent Placement Optional Redemption Share”) and the date of such Subsequent Placement Optional Redemption (each, a “Subsequent Placement Optional Redemption Date”), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Subsequent Placement Optional Redemption Notice and (y) the date of the consummation of such Eligible Subsequent Placement. Each Subsequent Placement Optional Redemption Share subject to redemption pursuant to this Section 7(b) shall be redeemed by the Company in cash at a price per Subsequent Placement Optional Redemption Share equal to the greater of (i) the Conversion Amount of such Subsequent Placement Optional Redemption Share being redeemed as of the Subsequent Placement Optional Redemption Date and (ii) solely if any Equity Conditions Failure then exists, the product of (1) the Conversion Rate of an Alternate Conversion of such Subsequent Placement Optional Redemption Share being redeemed as of the Subsequent Placement Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Subsequent Placement Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 7(b) (each, a “Subsequent Placement Optional Redemption Price”).

(c) On the Maturity Date, the Corporation shall redeem all of the then outstanding Preferred Shares, for an amount in immediately available cash equal to the Stated Value, any accrued and unpaid Dividends and unpaid Late Charges (together the “Maturity Amount”). The Company covenants that it will honor all Conversion Notices tendered by the Holders up until the Maturity Amount has been paid in full.

(d) Mechanics. Upon any redemption of Preferred Shares hereunder, the Company shall deliver the applicable redemption price to each Holder in cash on the applicable redemption date. At any time less than all of Preferred Shares are required to be redeemed hereunder, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 18) (or evidence of the creation of a new Book-Entry) representing the number of Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable redemption price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the NRS), at any time thereafter and until the Company pays such unpaid redemption price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable redemption price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable redemption shall be null and void with respect to such Preferred Shares, (y) the Company shall immediately return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 18(d)), to such Holder (unless the Preferred Shares are held in Book-Entry form, in which case the Company shall deliver evidence to such Holder that a Book-Entry for such Preferred Shares then exists), and in each case the Additional Amount of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price (as the case may be, and as adjusted pursuant to this Section 7, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption.

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8. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 9 and Section 15 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets (the “Corporate Event Consideration”) to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares set forth in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate of an Alternate Conversion. Provision made pursuant the preceding sentence shall be in a form and substance satisfactory to the Required Holder. The provisions of this Section 8 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares set forth in this Certificate of Designations.

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9. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Exchange Date the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 9(a) is deemed to have granted, issued or sold, any shares of Common Stock (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 9(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 9(a)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 9(b) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Exchange Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Required Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 9(a)(i) or 9(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Required Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 9(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 8 or Section 15, if the Company at any time on or after the Exchange Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 8 or Section 15, if the Company at any time on or after the Exchange Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(c) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 9(c), if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Exchange Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting share splits, share combinations, and share dividends (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares.

(d) In the event the Company undertakes, or enters into any agreement to undertake, the issuance and sale of Common Stock and/or Common Stock equivalents to third party investors for cash (a “Subsequent Financing”), each Holder may elect, in its sole discretion, to exchange all or some of the Preferred Shares then held by such Holder for any securities or units (including Common Stock purchase warrants, if any) issued in such Subsequent Financing on a $1.00 per Stated Value for $1.00 new subscription amount basis. The surrender of Preferred Shares shall be in lieu of any cash subscription amount required for the participation in such Subsequent Financing. By way of example, if a Holder’s subscription amount is $100,000, then the Holder shall have the right to surrender the $100,000 in Stated Value of Preferred Shares in lieu of cash consideration in the subsequent offering of $100,000.

(e) Stock Combination Event Adjustments. If at any time and from time to time on or after the Exchange Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 9(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 9(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

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(f) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to this Section 9(e) will increase the Conversion Price as otherwise determined pursuant to this Section 9, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(g) Calculations. All calculations under this Section 9 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time any Preferred Shares remain outstanding, with the prior written consent of the Required Holder, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

(i) Adjustment. On the fifth (5th) Trading Day after the time of consummation of the Public Offering (the “Adjustment Date”), if the Conversion Price then in effect is greater than 105% of the closing price of the Common Stock on the Principal Market (or if the Common Stock is not then trading on the Principal Market, the Closing Bid Price then in effect) on the Adjustment Date (the “Adjustment Price”), immediately after the close of the Principal Market on the Adjustment Date, the Conversion Price then in effect shall automatically adjust downward to the Adjustment Price.

10. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock or treasury shares of Common Stock available for reissuance, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

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11. Authorized and Treasury Shares.

(a) Reservation. As of June 15, 2024 and thereafter, so long as any Preferred Shares remain outstanding, the Company shall at all times reserve at least the greater of (a) 100% of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion, of all of the Preferred Shares then outstanding from the authorized and unreserved shares of Common Stock or from treasury shares available for reissuance (without regard to any limitations on conversions and assuming conversion at the Alternate Conversion Price then in effect) and (b) 200% of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions (but without regard to clause (x) of the definition of Alternate Conversion Price), of all of the Preferred Shares then outstanding from the authorized and unreserved shares of Common Stock or from treasury shares available for reissuance (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders. Notwithstanding the foregoing, a Holder may allocate its Authorized Share Allocation to any other of the Securities held by such Holder (or any of its designees) by delivery of a written notice to the Company.

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock or treasury shares of Common Stock available for reissuance to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding (or deemed outstanding pursuant to Section 11(a) above). Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal (or, if a majority of the voting power then in effect of the capital stock of the Company consents to such increase, in lieu of such proxy statement, deliver to the shareholders of the Company an information statement that has been filed with (and either approved by or not subject to comments from the SEC with respect thereto). Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock or the treasury shares available for reissuance (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount of the Preferred Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(b); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith.

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12. Voting Rights. The holders of the Preferred Shares shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in this Section 12 and Section 16 or as otherwise required by the NRS. To the extent that under the NRS the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holder of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the NRS, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holder (except as otherwise may be required under the NRS), voting together in the aggregate and not in separate series unless required under the NRS, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws (the “Bylaws”) and the NRS.

13. Covenants.

(a) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than Series A Preferred Stock or as required by the Certificate of Designations).

(b) Indebtedness. The Company shall not, and shall cause each of its Subsidiaries to not, incur, create or assume any new, to it, Indebtedness in excess of $500,000, without the prior written consent of the Required Holder.

(c) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holder, (i) issue any other shares of preferred stock (other than as contemplated by the Exchange Agreement and this Certificate of Designations), (ii) issue any other securities that would cause a breach or default under this Certificate of Designations or (iii) issue any other securities at (or with) a New Issuance Price less than the Conversion Price then in effect.

(d) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Certificate of Designations; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders by this Certificate of Designations, but will suffer and permit the execution of every such power as though no such law has been enacted.

(e) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

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(f) PCAOB Registered Auditor. At all times any Preferred Shares remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(g) Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by such Holder to investigate as to whether any breach of the Certificate of Designations has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of the Certificate of Designations has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(h) Liens. Until all amounts outstanding under the Series C Preferred Stock and Series D Preferred Stock have been paid in full, the Company may only sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any assets of Company if the proceeds from such sales, assignment or disposition are used either to (a) redeem the Series C and Series D Preferred Stock in full or (b) for operating expenses incurred by the Company in its ordinary course of business, including acquiring assets and/or businesses (so long as such acquisition is from an entity not affiliated with the Company or any of its officers and directors) (and may not, for the avoidance of doubt, be used to redeem any debt other than the Secured Promissory Note dated March 6, 2024, pay down any payables other than to service providers or that otherwise rise in the ordinary course of business, pay any dividends, repurchase any shares, pay any special bonuses to employees or affiliates, or engage in any other transaction that has the same or similar economic effect of the transactions described herein), and Company shall not and shall not permit any Subsidiary to incur, create, assume or suffer to exist any Lien (as such term is defined in the Note) on any of its assets, whether now owned or hereinafter acquired except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (c) Liens created pursuant to the Note or the Notes Documents (as such term is defined in the Note Purchase Agreement between Holder and Company dated March 6, 2024); (d) Liens existing on the date hereof as set forth on Schedule 6.3 attached to the Note (collectively the “Permitted Liens”); (e) any unfiled materialmen’s, mechanic’s, workmen’s, carriers’, warehousemen’s, and repairmen’s Liens arising in the ordinary course of business in respect of obligations that are not overdue (provided, that if such a Lien shall be perfected, it shall be discharged of record within a commercially reasonable amount of time by payment, bond or otherwise) or that are not yet payable or which are being contested in good faith by appropriate proceedings and for which the Company shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Holder in its sole discretion; (f) deposits to secure the performance of bids, trade contracts and leases (other than indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) such other Liens, easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of the Company, and such other minor title defects or survey matters that are disclosed by current surveys that have been provided to the Holder prior to the date hereof that; and (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries, provided, that subsections (a) through (h) of the foregoing shall not exceed $500,000 in the aggregate at any one time.

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14. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) 100% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock (at the Alternate Conversion Price then in effect) immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective Certificate of Designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 14. All the preferential amounts to be paid to the Holders under this Section 14 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 14 applies.

15. Distribution of Assets. In addition to any adjustments pursuant to Section 8 and Section 9, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that the Preferred Share was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

16. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holder, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or Bylaws, or file any Certificate of Designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series C Convertible Preferred Stock; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any Preferred Shares other than as contemplated hereby or pursuant to the Exchange Agreement; or (g) without limiting any provision of Section 10, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

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17. Transfer of Preferred Shares. A Holder may offer, sell or transfer some or all of its Preferred Shares without the consent of the Company, but any such transfer shall be in compliance with all applicable securities laws.

18. Reissuance of Preferred Share Certificates and Book Entries.

(a) Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 18(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(i) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the applicable outstanding number of Preferred Shares.

(c) Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

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(d) Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 18(a) or Section 18(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

19. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of any Holder at law or equity or under Preferred Shares or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

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20. Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Certificate of Designations with respect to any Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Preferred Share was less than the original Stated Value thereof.

21. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holder.

22. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 4(d).

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23. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable redemption price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable redemption price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder or the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iii) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan, New York, in lieu of utilizing the procedures set forth in this Section 23 and (iv) nothing in this Section 23 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24. Notices; Currency; Payments.

(a) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Designations must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be as set forth in the Exchange Agreement or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor.

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The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

25. Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations.

26. Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23 above. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

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27. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 27 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 27(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 27(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

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28. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

29. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

30. Shareholder Matters; Amendment.

(a) Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s shareholders or at a duly called meeting of the Company’s shareholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. Except for Section 4(d), which may not be amended or waived hereunder, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holder, voting separate as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the NRS and the Articles of Incorporation. Except (a) to the extent otherwise expressly provided in the Articles of Incorporation with respect to voting or approval rights of a particular class or series of capital stock or (b) to the extent otherwise provided pursuant to the NRS, the holders of each outstanding class or series of shares of this corporation shall not be entitled to vote as a separate voting group on any amendment to the terms of the Series C Preferred Stock with respect to which such class or series would otherwise be entitled under the NRS to vote as a separate voting group.

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31. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(d) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 9(a)) of shares of Common Stock (other than rights of the type described in Section 8(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(e) “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(f) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 90% of the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(g) “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the Board prior to or subsequent to the Exchange Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

(h) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

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(i) “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(j) “Bloomberg” means Bloomberg, L.P.

(k) “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(l) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(m) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) an acquisition, merger, sale or similar transaction (or series of acquisitions, mergers or similar transactions, as applicable) (each, an “Excluded Acquisition”) in which holders of the Company’s voting power immediately prior to such Excluded Acquisition continue after such Excluded Acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such applicable Excluded Acquisition.

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(n) “Change of Control Election Price” means, with respect to any given Change of Control, such price equal to the greatest of (i) the Conversion Amount of the Preferred Shares subject to the applicable election, as applicable, (ii), the product of (A) the Conversion Amount of the Preferred Shares being redeemed or exchanged, as applicable, multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Election Notice by (II) the Alternate Conversion Price then in effect and (iii) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

(o) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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(p) “Closing Date” shall have the meaning set forth in the Exchange Agreement, which date is the date the Company initially issued the Preferred Shares pursuant to the terms of the Exchange Agreement.

(q) “Code” means the Internal Revenue Code of 1986, as amended.

(r) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(s) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(u) “Dividend Date” means, the Initial Dividend Date and, with respect to any given calendar month thereafter, the first Trading Day of such calendar quarter.

(v) “Dividend Rate” means prior to the Initial Dividend Date, zero percent (0%) per annum and after the Initial Dividend Date, 10%.

(w) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQX and the OTCQB.

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(x) “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination all shares of Common Stock to be issued in connection with the event requiring this determination, as applicable, at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein) (or issuable upon conversion of the Preferred Shares subject to redemption in connection with the event requiring this determination, as applicable) (each, a “Required Minimum Securities Amount”) shall be eligible for sale pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares); (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares on a timely basis as set forth in Section 4 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 4(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause the Required Minimum Securities Amount of shares of Common Stock to be issued pursuant to such event (or issuable upon conversion of the Preferred Shares subject to redemption in connection with the event requiring this determination, as applicable) to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities with respect to the Preferred Shares), (viii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to this Certificate of Designations and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xiii) [RESERVED]; (xiv) no bona fide material dispute shall exist, by and between any of holder of Preferred Shares or Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of any this Certificate of Designations or any other Transaction Document or (xv) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

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(y) “Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(z) “Event Market Price” means, with respect to any Stock Combination Event Date, 80% of the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the three (3) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) three (3).

(aa) “Exchange Agreement” means that certain Exchange Agreement, by and between the holder of the New Exchange Note (as defined in the Exchange Agreement) and the Company, pursuant to which such holder agreed to exchange such New Exchange Note of such holder for Preferred Shares on the Closing Date (as defined in the Exchange Agreement).

(bb) “Exchange Date” means April 19, 2023.

(cc) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Exchange Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Exchange Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders (as defined in the Exchange Agreement); (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Exchange Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered (other than in accordance with the terms thereof in effect as of the Exchange Date) from the conversion price in effect as of the Exchange Date (whether pursuant to the terms of such Convertible Securities or otherwise), none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; (iii) the shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations; provided, that the terms of this Certificate of Designations are not amended, modified or changed on or after the Exchange Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Exchange Date), and (iv) the shares of Common Stock issued in the Public Offering provided any shares of Common Stock or exercises of warrant related thereto resulting in proceeds in excess of $10 million in aggregate shall not be Excluded Securities.

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(dd) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(ee) “GAAP” means United States generally accepted accounting principles, consistently applied.

(ff) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(gg) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the aggregate number of Preferred Shares issued to the Holder on the Initial Issuance Date and (ii) the denominator of which is the aggregate number of Preferred Shares issued to all Holders on the Initial Issuance Date.

(hh) “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(ii) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(jj) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below), or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(kk) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ll) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(mm) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(nn) [RESERVED].

(oo) “Principal Market” means, as of any time of determination, the principal trading market, if any, in which the shares of Common Stock then trade.

(pp) “Required Holder” shall have the meaning as set forth in the Exchange Agreement.

(qq) “Required Premium” means 100%.

(rr) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ss) “Securities” means the Preferred Shares and the Conversion Shares.

(tt) “Stated Value” shall mean $1,978.78 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(uu) “Series A Preferred Stock” shall have the meaning set forth in the Exchange Agreement.

(vv) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ww) “Subsequent Placement” means any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or otherwise disposal by the Company or any of its Subsidiaries of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any Options, any debt, any preferred stock or any purchase rights).

(xx) “Subsidiary” shall have the meaning set forth in the Exchange Agreement.

(yy) “Successor Entity” means the Person (or, if so elected by the Required Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(zz) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(aaa) “Transaction Documents” means this Certificate of Designations, the Exchange Agreement and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Exchange Agreement, all as may be amended from time to time in accordance with the terms thereof.

(bbb) [RESERVED]

(ccc) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

32. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the applicable Holder explicitly in writing in such notice (or immediately upon receipt of notice from such Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from such Holder), such Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

33. Absence of Trading and Disclosure Restrictions. The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that each Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that each Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of the Articles of Incorporation of Esports Entertainment Group, Inc. to be signed by its Chief Executive Officer on this 6th day of March, 2024.

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Alex Igelman
Name:	Alex Igelman
Title:	Chief Executive Officer

EXHIBIT I

ESPORTS ENTERTAINMENT GROUP, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Articles of Incorporation of Esports Entertainment Group, Inc., a Nevada corporation (the “Company”) establishing the terms, preferences and rights of the Series C Convertible Preferred Stock, $0.001 par value (the “Preferred Shares”) of the Company (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of Preferred Shares indicated below into shares of common stock, $0.001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:	______________________________________________________

Number of shares of Common Stock to be issued:

☐ If this Conversion Notice is being delivered with respect to a Triggering Event Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Preferred Shares submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage (as defined in the Certificate of Designations) of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 4(d) of the Certificate of Designations.

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,______________________

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock are eligible to be resold by the applicable Holder without restriction and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

ESPORTS ENTERTAINMENT GROUP, INC.

By:
Name:
Title: